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                     GLOBAL DATATEL, INC. AND SUBSIDIARIES
                                  EXHIBIT 11.2

                    COMPUTATION OF EARNINGS PER COMMON SHARE
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
                                                  Six Months Ended                  Year Ended
                                                        June 30,                    December 31,
                                                2 0 0 0         1 9 9 9          1 9 9 9       1 9 9 8
                                                -------         -------          -------       -------

Basic earnings:

Net (loss) income                            $ (4,279,131)   $ (1,255,688)   $ (4,655,752)   $ (3,696,457)
                                             ------------    ------------    ------------    ------------

Shares:
  Weighted common shares outstanding           23,536,053      22,260,680      22,352,926       6,836,755
                                             ------------    ------------    ------------    ------------

Net (loss) income per share                  $       (.18)   $       .(06)   $       (.21)   $       (.54)
                                             ============    ============    ============    ============

Diluted earnings:

Net loss                                     $ (4,279,131)    $ (1,255,688)   $ (4,655,752)   $ (3,696,457)
                                             ------------    ------------    ------------    ------------

Shares:
  Weighted common shares outstanding           23,536,053      22,260,680      22,352,926       6,836,755
  Employee stock options                               --              --              --              --
  Other stock options                                  --              --              --              --
  Convertible note                                     --              --              --              --
                                             ------------    ------------    ------------    ------------

Total weighted shares outstanding              23,536,053      22,260,680      22,352,926       6,836,755
                                             ------------    ------------    ------------    ------------

  Diluted net (loss) income per common share $       (.18)   $       (.06)   $       (.21)   $       (.54)
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